UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

MachTen, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	92-3979418 (I.R.S. Employer Identification No.)
1516 Barlow Street, Suite D, Traverse City, MI (Address of principal executive offices)	49686 Zip Code

(855) 642-4227
(Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	OTC Pink Marketplace

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Non-accelerated filer ☐
Accelerated filer ☐	Smaller reporting company ☒
Non-accelerated filer ☐	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Post-Effective Amendment No. 1 to the registration statement on Form 10 is being filed by MachTen, Inc. to provide certain missing information before the information statement filed as Exhibit 99.1 hereto is mailed to shareholders.

MACHTEN, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND
ITEMS OF FORM 10

        Our information statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement. The sections of the information statement listed under the heading "Location in Information Statement" are incorporated into this Form 10 by reference.

Item No.	Item Caption	Location in Information Statement
Item 1.	Business.	See “Business” and “Where You Can Find More Information”
Item 1A.	Risk Factors.	See “Risk Factors”
Item 2.	Financial Information.	See “Summary Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”
Item 3.	Properties.	See “Business—Properties”
Item 4.	Security Ownership of Certain Beneficial Owners and Management.	See “Security Ownership of Certain Beneficial Owners and Management”
Item 5.	Directors and Executive Officers.	See “Management”
Item 6.	Executive Compensation.	See “Executive Compensation”
Item 7.	Certain Relationships and Related Transactions, and Director Independence.	See “Certain Relationships and Related Party Transactions” and “Management – Transactions with Related Persons”
Item 8.	Legal Proceedings.	See “Business—Legal Proceedings”
Item 9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.	See “The Spin-off” and “Dividend Policy”
Item 10.	Recent Sales of Unregistered Securities.	Not Applicable
Item 11.	Description of Registrant's Securities to Be Registered.	See “Description of Capital Stock”
Item 12.	Indemnification of Directors and Officers.	See “Limitation of Liability and Indemnification of Directors and Officers” and “Arrangements Between LICT and MachTen, Inc. After the Spinoff”
Item 13.	Financial Statements and Supplementary Data.	See “Consolidated Financial Statements” beginning on page F-1 of the information statement
Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	Not Applicable
Item 15.	Financial Statements and Exhibits.
a)	Financial Statements.	See “Consolidated Financial Statements” beginning on page F-1 of the information statement
b)	Exhibits.

The Exhibit Index appearing after the signature page to this Form 10 is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 2, 2023

MACHTEN, INC.
By:	/s/ Stephen J. Moore
Stephen J. Moore Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between LICT Corporation and MachTen, Inc.*

3.1	Form of Amended and Restated Certificate of Incorporation of MachTen, Inc.*

3.2	Form of Amended and Restated Bylaws of MachTen, Inc.*

4.1	Specimen Common Stock Certificate of MachTen, Inc.*

10.1	Form of Transitional Services Agreement by and between LICT Corporation and MachTen, Inc.*

10.2	Form of Voting Agreement between LICT Corporation and MachTen, Inc.*

10.3	Form of Tax Indemnity and Sharing Agreement by and between LICT Corporation and MachTen, Inc.*

21.1	Subsidiaries of MachTen, Inc.*

99.1	Information Statement of MachTen, Inc., preliminary and subject to completion, dated August 2, 2023**

_______________________

*	Previously filed.
**	Filed herewith.